UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.&)

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CORNING NATURAL GAS HOLDING CORPORATION

(Name of Registrant as Specified in Its Charter)

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March 14, 2014

Dear Fellow Shareholders:

You are cordially invited to attend the 2014 Annual Meeting of Shareholders of Corning Natural Gas Holding Corporation on April 15, 2014, starting at 10:00 a.m. local time at our offices, 330 West William Street, Corning, New York 14830. As more fully described in the attached notice of annual meeting and the accompanying proxy statement, the principal business to be addressed at the meeting is: (1) the election of directors, (2) a non-binding advisory vote to approve our executive compensation, and (3) the ratification of the appointment of Freed Maxick CPAs, P.C. as our independent registered public accounting firm for the fiscal year ending September 30, 2014. Our management team will also discuss our business and will be available to respond to your questions.

Your vote is important to us. Whether or not you plan to attend the annual meeting, please return the enclosed proxy card as soon as possible to ensure your representation at the meeting. You may choose to vote in person at the annual meeting even if you have returned a proxy card.

On behalf of the directors and management of Corning Natural Gas Holding Corporation, I would like to thank you for your support and confidence and look forward to seeing you at the meeting.

Sincerely,

Michael I. German

President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 15, 2014

To the Shareholders of Corning Natural Gas Holding Corporation:

The 2014 Annual Meeting of Shareholders of Corning Natural Gas Holding Corporation, a New York corporation, will be held on April 15, 2014, at 10:00 a.m. local time at 330 West William Street, Corning, New York 14830, for the following purposes:

1. To elect seven directors to serve for a one year term until the next annual meeting or until their successors are duly elected and qualified;

2. To hold a non-binding advisory vote to approve our executive compensation;

3. To ratify the appointment of Freed Maxick CPAs, P.C. as our independent registered public accounting firm for the fiscal year ending September 30, 2014; and

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

These items of business are more fully described in the Proxy Statement accompanying this notice.

Only shareholders of record at the close of business on March 7, 2014, are entitled to vote at the annual meeting.

All shareholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, please sign and return the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for your convenience. Any shareholder attending the meeting may vote in person even if he or she has returned a proxy card.

By Order of the Board of Directors,

Stanley G. Sleve

Vice President - Administration and Corporate Secretary

CORNING NATURAL GAS HOLDING CORPORATION

PROXY STATEMENT

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on April 15, 2014

This Proxy Statement and our Annual Report to Shareholders for the fiscal year ending September 30, 2013, are available on our website at www.corninggas.com.

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Corning Natural Gas Holding Corporation ("Corning" or the "Holding Company") to be used at our 2014 Annual Meeting of Shareholders to be held on April 15, 2014, and any postponements or adjournments of the meeting.

This Proxy Statement and the accompanying President's letter, notice and proxy card, together with our Annual Report to Shareholders for the fiscal year ended September 30, 2013, are being sent to our shareholders beginning on or about March 14, 2014.

The Holding Company is a successor issuer to Corning Natural Gas Corporation (the "Company") as of November 12, 2013 as a result of a share-for-share exchange (the "Share Exchange"), creating a holding company structure. See "Item 1. Business - Recent Developments" and elsewhere in our Annual Report on Form 10-K for the fiscal year ended September 30, 2013. As of the fiscal year end September 30, 2013, the Holding Company was a newly-formed New York corporation with no assets, liabilities or operations, and a wholly-owned subsidiary of the Company. Accordingly, no separate financial statements of Holding Company are included in the Annual Report. As of November 12, 2013, the Company is a wholly-owned subsidiary of the Holding Company.

QUESTIONS AND ANSWERS

Q: When and where is the annual meeting?

A: Our 2014 Annual Meeting of Shareholders will be held on April 15, 2014, at 10:00 a.m. local time at our offices at 330 West William Street, Corning New York, 14830.

Q: What are shareholders voting on?

A: Three proposals: (1) the election of seven directors: Henry B. Cook, Jr., Michael I. German, Ted W. Gibson, Joseph P. Mirabito, William Mirabito, George J. Welch and John B. Williamson III; (2) a non-binding advisory vote to approve our executive compensation; and (3) the ratification of the appointment of Freed Maxick CPAs, P.C. as our independent registered public accounting firm for the fiscal year ending September 30, 2014.

If a permissible proposal other than the election of directors or the ratification of our independent registered public accounting firm is presented at the Annual Meeting, your signed proxy card gives authority to each of Stanley G. Sleve, our Vice President - Administration and Corporate Secretary, and Firouzeh Sarhangi, our Chief Financial Officer and Treasurer, acting alone or together, to vote on any such additional proposal. We are not aware of any additional proposals to be voted on at the meeting.

Q: Who is entitled to vote?

A: The record date for the 2014 Annual Meeting of Shareholders is March 7, 2014. Therefore, only holders of our common stock as of the close of business on March 7, 2014, are entitled to vote. Each share of common stock is entitled to one vote at the meeting.

Q: How do shareholders vote?

A: Sign and date each proxy card you receive and return it in the prepaid envelope. If you do not mark any selections, your proxy card will be voted in favor of the proposals. You have the right to revoke your proxy at any time before the meeting by:

* notifying our corporate secretary,

* voting in person, or

* returning a later-dated proxy.

If you return your signed proxy card, but do not indicate your voting preferences, Stanley G. Sleve and Firouzeh Sarhangi will vote, on your behalf: (1) FOR the nominated directors, (2)FOR the proposal to approve, on a non-binding and advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement, and (3) FOR the ratification of our independent registered public accounting firm.

Q: Who will count the vote?

A: Representatives of our transfer agent, Registrar and Transfer Company, will tabulate the votes. Marie Husted and Nichole Astolfi are Corning's election inspectors and will be responsible for reviewing the vote count.

Q: What shares are included on the proxy card and what does it mean if a shareholder gets more than one proxy card?

A: The number of shares printed on your proxy card(s) represents all your shares. Receipt of more than one proxy card means that your shares are registered differently and are in more than one account. Sign and return all proxy cards to ensure that all your shares are voted.

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Q: What constitutes a quorum?

A: As of the record date, 2,271,840 shares of our common stock were outstanding. A majority of the outstanding shares, present in person or represented by proxy, constitutes a quorum for adopting a proposal at the annual meeting. If you attend the Annual Meeting in person or submit a properly executed proxy card, then you will be considered part of the quorum.

Q: What Vote is Required to Approve Each Proposal?

A: Proposal 1: The affirmative vote of the holders of a plurality of the shares of common stock present in person or represented by proxy at the Annual Meeting is needed to elect directors. If you are present or represented by a proxy at the Annual Meeting and you abstain, your abstention will have the same effect as a vote against this proposal. For this proposal, "broker non-votes" will not be part of the voting power present, but will be counted to determine whether or not a quorum is present. A "broker non-vote" refers to a share represented at the Annual Meeting which is held by a broker or other nominee who has not received instructions from the beneficial owner or person entitled to vote such share and with respect to which such broker or nominee does not have discretionary voting power to vote such share on one or more but not all proposals.

Proposal 2: The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting is required to approve the proposal for an advisory vote to approve our executive compensation. If you are present or represented by a proxy at the Annual Meeting and you abstain, your abstention will have the same effect as a vote against this proposal. For this proposal, "broker non-votes" will not be part of the voting power present, but will be counted to determine whether or not a quorum is present.

Proposal 3: The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting is required for ratification of the appointment of Freed Maxick CPAs, P.C. as the Holding Company's independent registered public accounting firm for the fiscal year ending September 30, 2014. If you are present or represented by a proxy at the Annual Meeting and you abstain, your abstention will have the same effect as a vote against this proposal. For this proposal, "broker non-votes" will be part of the voting power present and will be counted to determine whether or not a quorum is present.

Q: Who can attend the annual meeting?

A: All shareholders as of the record date, March 7, 2014, can attend.

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Q: What percentage of stock are the directors and executive officers entitled to vote at the annual meeting?

A: Together, they beneficially own 803,625 shares of our common stock, or approximately 35.39% of our common stock entitled to vote at the annual meeting. Please see the "Securities Ownership of Certain Beneficial Owners and Management" table on pages 18 and 19 of this Proxy Statement for more information.

Q: Who are our largest principal shareholders?

A: The Gabelli Group beneficially owns 440,820 shares of our common stock, or 19.40% of the stock entitled to vote at the annual meeting and Michael I. German, our President and Chief Executive Officer, owns 430,995 shares of our common stock, or 18.97% of the stock entitled to vote at the annual meeting. Please see the "Securities Ownership of Certain Beneficial Owners and Management" table on pages 18 and 19 of this Proxy Statement for more information.

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Q: When is a shareholder proposal due for the next annual meeting?

A: In order to be considered for inclusion in next year's proxy statement, shareholder proposals must be submitted in writing by November 14, 2014, to Stanley G. Sleve, Corporate Secretary, Corning Natural Gas Holding Corporation, 330 West William Street, Corning, New York 14830, and must be in accordance with the requirements of Rule14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Please see the "Shareholder Proposals" section on page 21 of this Proxy Statement for more information.

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ELECTION OF DIRECTORS

At the annual meeting, seven directors are to be elected to hold office until the next annual meeting of shareholders or until their respective successors are elected and qualified.

Nominees for election this year are Henry B. Cook, Jr., Michael I. German, Ted W. Gibson, Joseph P. Mirabito, William Mirabito, George J. Welch and John B. Williamson III. Each nominee has consented to be named in this Proxy Statement and to serve if elected until the next annual meeting or until his successor is duly elected and qualified. Information about the directors is included under "Board of Directors" below.

If any director to be elected by you is unable to stand for re-election, the Board may, by resolution, provide for a fewer number of directors or designate a substitute. In the latter event, shares represented by proxies may be voted for a substitute director.

The affirmative vote of the holders of a plurality of the shares of common stock present in person or represented by proxy at the Annual Meeting is needed to elect directors.

The Board of Directors recommends that you vote FOR Mr. Cook, Mr. German, Mr. Gibson, Mr. Joseph Mirabito, Mr. William Mirabito, Mr. Welch and Mr. Williamson III.

BOARD OF DIRECTORS

The nomination of each of the nominees listed below to serve for a one year term was approved by the Board. The names, ages, positions, business experience and principal occupations and employment of each director nominee is provided below.

Name	Age	Position	Director of Holding Company Since	Director of Company Since
Henry B. Cook, Jr.	66	Chairman and Director	2013	2007
Michael I. German	63	Chief Executive Officer, President and Director	2013	2006
Ted W. Gibson	71	Director	2013	2006
Joseph P. Mirabito	55	Director	2013	2010
William Mirabito	53	Director	2013	2010
George J. Welch	68	Director	2013	2007
John B. Williamson III	59	Director	2013	2010

Henry B. Cook, Jr. is our chairman of the board of directors and has served as a director of the Holding Company since its organization in 2013 and has been chairman of the board of directors and a director of the Company since May 2007. Mr. Cook is also chairman of the board of directors of the Company and a director of the Corning Natural Gas Appliance Corporation ("Corning Appliance"). He is the president of Triple Cities Acquisition, LLC, a heavy truck parts and vehicle dealer, and Roadwolf Transportation Products, LLC, an importer of heavy duty truck parts. He is not related to Matthew J. Cook, our vice president - operations. Mr. Cook has exhibited his expertise in the development and management of the business of those two companies. The business experience, together with the expertise about our business and operations derived from his years of service on the board of the Company and leadership as chairman of the board led the board of directors to conclude that Mr. Cook has the judgment and skills desired for continued service on the board.

Page 5.

Michael I. German has served as our chief executive officer, president and director of the Holding Company since its organization in 2013 and has been chief executive officer, president and a director of the Company since December 2006. Mr. German also serves as president of the Company, Corning Appliance and our joint investments, Leatherstocking Gas Company, LLC ("Leatherstocking Gas") and Leatherstocking Pipeline Company, LLC ("Leatherstocking Pipeline"). Prior to joining the Company, he was senior vice president, utility operations for Southern Union Company where he was responsible for gas utility operations in Missouri, Pennsylvania, Rhode Island and Massachusetts. From 1994 to 2005, Mr. German held several senior positions at Energy East Corporation, a publicly-held energy services and delivery company, including president of several utilities. From 1978 to 1994, Mr. German worked at the American Gas Association, finishing as senior vice president. From 1976 to 1978, Mr. German worked for US Energy Research and Development Administration. Mr. German is a board member of AMPCO -Pittsburgh Corporation, the Northeast Gas Association and several non-profit organizations. Mr. German's role as president and chief executive officer responsible for Corning's day-to-day operation and its significant strategic initiatives, as well as his extensive experience in utility and public company operations, led the board to conclude that Mr. German should continue to serve as a director.

Ted W. Gibson has been a director of the Holding Company since its organization in 2013 and has been a director of the Company since November 2006. Mr. Gibson is also a director of the Company and Corning Appliance. He serves as the chief executive officer of Classic City Mechanical, an underground utility business. Mr. Gibson is also a corrosion specialist in the National Association of Corrosion Engineers and a graduate of the Georgia Institute of Technology - Mechanical Engineer.Mr. Gibson previously served as a United States Marine Corps Captain, and is a Vietnam veteran. He is also an inspector for the Nevada State Boxing Commission. Mr. Gibson's professional background and extensive experience with pipelines and other underground utilities, his business and management expertise in his service as chief executive officer of Classic City Mechanical, his knowledge of the business of Corning and contributions during his years of service on the board of directors, led the board of directors to conclude that Mr. Gibson has the skills desired for continued service on the board.

Joseph P. Mirabito has been a director of the Holding Company since its organization in 2013 and has been a director of the Company since November 2010. He and William Mirabito are cousins. He was president of Mirabito Fuel Group from 1986 to 1998. He has also served as president of Granite Capital Holdings, Inc. from 1998 to 2009. He is currently chief executive officer of Mirabito Holdings, Inc. and Mirabito Regulated Industries, LLC. He serves as a director on several professional and civic boards, in the central New York region, including as a Director of the Greater Binghamton Chamber of Commerce. Mr. Mirabito also serves as a director on the boards of the Company, the Corning Appliance, Leatherstocking Gas and Leatherstocking Pipeline. Mr. Mirabito's business and corporate management experience in the energy delivery businesses where he serves as the chief executive officer, his knowledge of the local communities in Central New York served by those businesses and commitment to the growth of our business as a significant shareholder, as well as his prior experience in advising and serving on the board and committees of Wilber Bank, led the board of directors to conclude that Mr. Mirabito has the skills, connections and experience desired for continued service on the board.

William Mirabito has served as a director of the Holding Company since its organization in 2013 and has been a director of the Company since November 2010. He and Joseph Mirabito are cousins. He is currently president of Mang Insurance Agency and vice president of Mirabito Holdings, Inc. and Mirabito Regulated Industries, LLC. He is also the chairperson of the audit committee for Mirabito Holdings, Inc. In addition to serving as a board member of the Fox Hospital in Oneonta, NY, he also serves on its finance committee. He is also a board member of Springbrook and serves on its executive committee. Mr. Mirabito also serves as a director on the boards of the Company, Corning Appliance, Leatherstocking Gas and Leatherstocking Pipeline. Mr. Mirabito's business and management experience as president of Mang Insurance Agency and vice president of Mirabito Holdings, Inc. and Mirabito Regulated Industries, LLC, his commitment to the growth of our Company as a significant shareholder, as well as his experience in advising and serving on the board and committees of Fox Hospital and Springbrook led the board of directors to conclude that Mr. Mirabito has the skills and experience desired for continued service on the board.

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George J. Welch has served as a director of the Holding Company since its organization in 2013 and has been a director of the Company since May 2007. He is also a director on the boards of the Company and Corning Appliance. He is a partner in the law firm of Welch & Zink in Corning, New York. Mr. Welch's practice concentrates on business transactions and real estate. He has served as an active director and member of many regional organizations, including a regional economic development organization and PaneLogic, Inc., a provider of control system integration services. Mr. Welch is a member of the Alfred State College Council, an advisory group to the president of the college since 2011. Mr. Welch's extensive experience as a business and real estate lawyer, his knowledge of communities served by Corning from advising and serving on the boards and committees of community and economic development organizations as well as other businesses, led the board to conclude that he should continue to serve as a director.

John B. Williamson, III has served as a director of the Holding Company since its organization in 2013 and has been a director of the Company since November 2010. He is also a director on the boards of the Company and Corning Appliance. From 2004 to 2014, Mr. Williamson served as chairman, president and chief executive officer of RGC Resources, Inc., a $100 million dollar energy distribution and services holding company. He continues to serve as chairman of RGC Resources. He served as director, president and chief executive officer of RGC Resources from 1999 to 2003. In addition, he serves as a director of Bank of Botetourt, Optical Cable Corporation and Luna Innovations Corporation. Mr. Williamson received an MBA from the College of William and Mary and a BS from Virginia Commonwealth University. Mr. Williamson's experience as the chairman, president and chief executive officer of an energy distribution and services company, as well as his experience in advising and serving on the board and committees of other corporations, resulting in his broad understanding of the operational, financial and strategic issues that businesses generally and utilities face, led the board to conclude that he should continue to serve as a director.

Director Independence

The Board of Directors has determined and confirmed that each of Mr. Cook, Mr. Gibson, Mr. Joseph Mirabito, Mr. William Mirabito, Mr. Welch and Mr. Williamson do not have a material relationship with the Company or Holding Company that would interfere with the exercise of independent judgment and are, therefore, independent as defined by applicable laws and regulations and the listing standards of the New York Stock Exchange.

Director Compensation

For fiscal years 2012 and 2013, the Company paid its directors with restricted stock grants of 375 shares per quarter. The shares awarded become unrestricted upon a director leaving the Board of Directors. Directors who also serve as officers are not compensated for their service as directors. Since these shares are restricted, we have discounted the value of these shares at a rate of 25% less than the closing price of the stock on the day awarded.

On February 22, 2012, shares were issued for service for the quarters ended June 30, 2011, September 30, 2011 and December 31, 2011. Directors received compensatory shares for service for quarters ended March 31, 2012, June 30, 2012 and September 30, 2012 on October 10, 2012. On January 29, 2013, shares were issued for service for the quarters ended December 31, 2012. On May 21, 2013, shares were issued for service for the quarter ended March 31, 2013. On August 20, 2013, shares were issued for service for the quarter ended June 30, 2013. Information regarding the shares of restricted stock awarded to our directors in the fiscal year ended September 30, 2013, is summarized below, at the amount recognized for financial statement reporting purposes in accordance with FASB ASC 718.

Page 7.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
Henry B. Cook, Jr.	-	26,379	-	26,379
Ted W. Gibson	-	26,379	-	26,379
Joseph P. Mirabito	-	26,379	-	26,379
William Mirabito	-	26,379	-	26,379
George J. Welch	-	26,379	-	26,379
John B. Williamson III	-	26,379	-	26,379

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our common stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of our common stock. Our officers, directors, and greater than 10% shareholders are required by the SEC to furnish us with copies of all Section 16(a) forms they file. Based solely on review of copies of reports furnished to us or written representations that no reports were required, we believe that all Section 16(a) filing requirements were met in the last fiscal year, except that Mr. Joseph Mirabito inadvertently had one late Form 4 filing in April 2013 involving one transaction.

Attendance of the Board of Directors at Meetings

The Board of Directors met eight times during our 2013 fiscal year. All members of the Board of Directors participated in at least 75% of all Board and applicable committee meetings in the last fiscal year.

Corning strongly encourages members of the Board of Directors to attend annual meetings of shareholders. All members of the Board of Directors attended the 2013 Annual Meeting of Shareholders held on April 16, 2013.

Risk Oversight

The Board is actively involved in oversight of risks that could affect Corning and particularly focuses on operational risks such as those identified in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2013. The full Board has overall responsibility for the general oversight of risks that could affect Corning, but some of this oversight is conducted by committees of the Board. The Board satisfies this responsibility through regular reports directly from officers responsible for oversight of particular risks within Corning, as well as through reports by each committee chair regarding the committee's considerations and actions.

Board Leadership Structure

The roles of Chief Executive Officer and Chairman of the Board are separated in recognition of the differences between the two roles. The Chief Executive Officer is responsible for Corning's strategic initiatives and Corning's day-to-day operations and performance, while the Chairman of the Board provides guidance to the Chief Executive Officer and presides over meetings of the full Board.

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Audit Committee

The audit committee is currently comprised of Mr. Williamson, the committee's chairman, Mr. Cook and Mr. William Mirabito, each of whom was determined by our Board of Directors to be "independent directors" as defined in the New York Stock Exchange listing standards. Mr. William Mirabito is a director of Mirabito Regulated Industries, LLC, which is a 50% owner of Leatherstocking Gas Company, LLC and Leatherstocking Pipeline Company, LLC, both of which are joint ventures between the Company and Mirabito Regulated Industries, LLC. Additional information regarding the audit committee is provided in the "Audit Committee Report" beginning on page 10 of this Proxy Statement.

Compensation Committee

Our compensation committee is currently comprised of Mr. Gibson, the committee's chairman, Mr. Joseph Mirabito and Mr. Williamson. These directors also served as the compensation committee of the Company before the Share Exchange. The compensation committee oversees Corning's executive compensation program. In this role, the committee reviews and approves, or recommends for approval by the full Board, the compensation that is paid or awarded to our executive officers. The goal of our compensation committee is to ensure that the total compensation paid to our executive officers and significant employees is fair, reasonable and competitive. No officers or employees of the Company served on the compensation committee.

No officers or employees of the Holding Company served on the compensation committee. Mr. German meets with the compensation committee at their request and makes recommendations with respect to the compensation of other officers. Mr. Mirabito is an officer, director and shareholder of Mirabito Regulated Industries, LLC, a company that entered into two joint ventures with Corning in November 2010, Leatherstocking Gas Company, LLC and Leatherstocking Pipeline Company, LLC. There are no interlocks between our compensation committee and officers and those of any other company.

The committee also administers our 2007 Stock Plan. The committee met twice in the last fiscal year to recommend salaries and report those recommendations to the full Board of Directors for approval. The committee does not have a written charter.

Nominating Committee

The nominating committee is currently comprised of Mr. Cook, Mr. Joseph Mirabito and Mr. Welch, the committee's chairman. The committee met once during our 2013 fiscal year. The committee does not have a written charter.

If there are any vacancies on the Board or if the nominating committee determines not to re-nominate an incumbent director for election to the Board, our President and Chief Executive Officer and our Chairman of the Board generally will identify a qualified candidate for the committee's consideration. Director nominees are approved by the nominating committee and recommended to the full Board for their approval. Nominees are not required to possess specific skills or qualifications; however, nominees are recommended and approved based on various criteria including relevant skills and experience, personal integrity and ability and willingness to devote their time and efforts to Corning. Qualified nominees are considered without regard to age, race, color, sex, religion, disability or national origin. We do not use a third party to locate or evaluate potential candidates for director.

Corporate Governance and Community Relations Committee

The corporate governance and community relations committee is currently comprised of Mr. Welch, the committee's chairman, Mr. William Mirabito, Mr. German, and Mr. Gibson. The committee met once during our 2013 fiscal year. The committee is responsible for developing corporate governance principles and practices, considering corporate governance issues, administering our related person transaction policy and assisting the Board in the Company's compliance with our code of business conduct and ethics.

Page 9.

Shareholder Communications with Directors

A shareholder who wishes to communicate directly with the Board of Directors, a committee of the Board or with an individual director, should send the communication to:

Corning Natural Gas Holding Corporation
Board of Directors [or committee name or director's name, as appropriate]
330 West William Street
Corning, New York 14830

We will forward shareholder correspondence about Corning to the Board, committee or individual director, as appropriate.

Code of Business Conduct and Ethics

The Holding Company has adopted the Company's Code of Business Conduct and Ethics that applies to all employees, including our chief executive officer and our chief financial officer, who also serves as our principal accounting officer. This code is available on our website at www.corninggas.com. Any amendments or waivers to the code that apply to our Chief Executive Officer or Chief Financial Officer will be promptly disclosed to our shareholders by posting that information on our website.

AUDIT COMMITTEE REPORT

The Holding Company has a separately designated standing audit committee. In accordance with its written charter that was approved and adopted by our board, our audit committee assists the board in fulfilling its responsibility of overseeing the quality and integrity of our accounting, auditing and financial reporting practices. A copy of the audit committee charter is available on our website at www.corninggas.com. The audit committee is directly responsible for the appointment of our independent public accounting firm and is charged with reviewing and approving all services performed for us by the independent accounting firm and for reviewing the accounting firm's fees. The audit committee reviews the independent accounting firm's internal quality control procedures, reviews all relationships between the independent accounting firm and the Holding Company and its subsidiaries in order to assess the accounting firm's independence, and monitors compliance with our policy regarding non-audit services, if any, rendered by the independent accounting firm. In addition, the audit committee ensures the regular rotation of the lead audit partner and concurring partner. The audit committee reviews management's programs to monitor compliance with our policies on business ethics and risk management.

The audit committee is currently comprised of Mr. Williamson, the committee's chairman, Mr. Cook and Mr. William Mirabito. Mr. Mirabito is an officer, director and shareholder of a company that has entered into a joint venture with Corning. The committee met four times in the last fiscal year. Mr. Williamson, Mr. Cook and Mr. Mirabito are "independent directors" as defined in the New York Stock Exchange listing standards. In addition, each member of the audit committee is able to read and understand financial statements, including balance sheets, income statements and cash flow statements. The board has determined that Mr. Williamson meets the qualifications for designation as a financial expert as defined in SEC rules through his experience as the chief executive officer of RGC Resources, Inc., a publicly-held company. The audit committee reviews and reassesses its charter as needed from time to time and will obtain the approval of the board for any proposed changes to its charter.

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The audit committee oversees management's implementation of internal controls and procedures for financial reporting designed to ensure the integrity and accuracy of our financial statements and to ensure that we are able to timely record, process and report the information required for public disclosure. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the financial statements with management and EFP Rotenberg LLP ("EFP Rotenberg"), our independent accounting firm until August 20, 2013 and Freed Maxick CPAs, P.C. ("Freed Maxick") since that date. The audit committee reviewed and discussed the audited financial statements of the Company for the year ended September 30, 2013, with Freed Maxick. The audit committee also discussed with EFP Rotenberg and Freed Maxick., the matters required by AU Section 380, "Communication with Audit Committees." The audit committee reviewed with EFP Rotenberg and Freed Maxick, which are responsible for expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States, its judgment as to the quality, not just the acceptability, of our accounting principles and other matters as are required to be discussed with the audit committee pursuant to generally accepted auditing standards.

During the summer of 2013, the Company requested proposals from multiple independent registered accounting firms to serve as the Company's auditor. After the review and interview process, the Audit Committee of the Company's Board of Directors approved the replacement of EFP Rotenberg as the Company's audit firm and appointed Freed Maxick as its new independent registered audit firm effective immediately for the fiscal year ending September 30, 2013.

EFP Rotenberg's reports on the Company's consolidated financial statements for the fiscal year ended September 30, 2012, did not contain any adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principle. During the Company's fiscal year ended September 30, 2012, and through August 20, 2013, there were no disagreements between the Company and EFP Rotenberg on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to EFP Rotenberg's satisfaction, would have caused EFP Rotenberg to make reference to the subject matter of the disagreement(s) in its reports on the Company's financial statement for such years. During the Company's fiscal year ended September 30, 2012, and through August 20, 2013, there were no "reportable events" as described under Item 304(a)(1)(v) of Regulation S-K. EFP Rotenberg is still retained for the Company's pension plan audit.

In discharging its oversight responsibility as to the audit process, the audit committee obtained from our independent accounting firms a formal written statement describing all relationships between the independent accounting firm and us that might bear on the accounting firm's independence consistent with the requirements of the Public Company Accounting Oversight Board and discussed with the accounting firm any relationships that may impact its objectivity and independence. In considering the accounting firms' independence, the audit committee also considered whether the non-audit services performed by the accounting firms on our behalf were compatible with maintaining the independence of the accounting firm.

In reliance upon (1) the audit committee's reviews and discussions with management and EFP Rotenberg, (2) the audit committee's reviews and discussions with management and Freed Maxick, (3) management's assessment of the effectiveness of our internal control over financial reporting, and (4) the receipt of an opinion from EFP Rotenberg dated December 28, 2012, stating that the Company's financial statements for the fiscal year ended September 30, 2012 are presented fairly, in all material respects, in conformity with U.S. generally accepted accounting principles and (5) the receipt of an opinion from Freed Maxick dated December 27, 2013, stating that the Company's financial statements for the fiscal year ended September 30, 2013 are presented fairly, in all material respects, in conformity with U.S. generally accepted accounting principles, the audit committee recommended to our board that these audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2013, for filing with the SEC.

Page 11.

Audit Committee

JOHN B. WILLIAMSON III, CHAIRMAN

HENRY B. COOK, JR.

WILLIAM MIRABITO

Principal Accounting Firm Fees and Services

The following is a summary of the aggregate fees for the fiscal years ended September 30, 2013 and 2012, by the independent registered public accounting firms, Freed Maxick CPAs, P.C. ("Freed Maxick") and EFP Rotenberg LLP ("EFP Rotenberg"), Certified Public Accountants of Rochester, New York.

	EFP Rotenberg LLP		Freed Maxick CPAs, P.C.
	2013	2012	2013	2012
Audit Fees	$22,500	$86,900	$62,000	$-
Audit-Related Fees	$24,000	$-	$-	$-
Tax Fees	$18,000	$18,000	$-	$-
All Other Fees	$20,810	$10,800	$-	$-
Total	$85,310	$115,700	$62,000	$-

Audit Fees. These are fees for professional services rendered by EFP Rotenberg for the audit of our annual consolidated financial statements, the review of financial statements included in our quarterly reports on Form 10-Q, and services that are typically rendered in connection with statutory and regulatory filings or engagements. These are also fees for professional services rendered by Freed Maxick for the audit of our annual consolidated financial statements for 2013.

Audit-Related Fees. These are fees for services rendered by EFP Rotenberg for fees related to consulting, review and meeting with successor auditor for the fiscal years ended September 30, 2013.

Tax Fees. These are fees for professional services rendered by EFP Rotenberg with respect to tax compliance, tax advice and tax planning. These services include the review of tax returns and consulting on tax planning matters.

All Other Fees. These are fees for the audit of our pension plan, opinion for the holding company filing and the review of our internal controls and corporate governance. There were no fees billed by EFP Rotenberg for other services not described above for the fiscal years ended September 30, 2013 and 2012.

The audit committee authorized the payment by us of the fees billed to us by EFP Rotenberg in fiscal 2013 and 2012. The decision to engage EFP Rotenberg was approved by the audit committee. The audit committee has considered whether the provision of non-audit services is compatible with maintaining EFP Rotenberg independence. All audit and non-audit services are required to be pre-approved by the audit committee in accordance with its charter. In fiscal 2013 and 2012, EFP Rotenberg had no direct or indirect financial interest in Corning in the capacity of promoter, underwriter, voting director, officer or employee.

During the summer of 2013, the Company requested proposals from multiple independent registered accounting firms to serve as the Company's auditor. After the review and interview process, the Audit Committee of the Company's Board of Directors approved the replacement of EFP Rotenberg as the Company's audit firm and appointed Freed Maxick as its new independent registered audit firm effective immediately for the fiscal year ending September 30, 2013.

Page 12.

EFP Rotenberg's reports on the Company's consolidated financial statements for the fiscal year ended September 30, 2012, did not contain any adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principle. During the Company's fiscal year ended September 30, 2012, and through August 20, 2013, there were no disagreements between the Company and EFP Rotenberg on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to EFP Rotenberg's satisfaction, would have caused EFP Rotenberg to make reference to the subject matter of the disagreement(s) in its reports on the Company's financial statement for such years. During the Company's fiscal year ended September 30, 2012, and through August 20, 2013, there were no "reportable events" as described under Item 304(a)(1)(v) of Regulation S-K. EFP Rotenberg is still retained for the Company's pension plan audit.

Representatives of Freed Maxick will attend the 2014 Annual Meeting of Shareholders to answer appropriate questions and make statements if they desire.

EXECUTIVE OFFICERS

The names, ages, positions and certain other information concerning our current executive officers and significant employees is set forth below.

Name	Age	Position
Michael I. German*	63	Chief Executive Officer, President and Director
Firouzeh Sarhangi	55	Chief Financial Officer and Treasurer
Stanley G. Sleve	64	Vice President - Administration and Corporate Secretary

* Biographical information for Mr. German can be found under "Board of Directors."

Firouzeh Sarhangi has served as Chief Financial Officer and Treasurer of the Holding Company since its organization in 2013. She was appointed as Chief Financial Officer and Treasurer of the Company in 2006. Ms. Sarhangi also serves as Treasurer of Corning Appliance. From February 2004 until her appointment as Chief Financial Officer of the Company, she served as Vice President - Finance of the Company. Previously, she was President of Tax Center International ("TCI"), a company she founded and operated until Corning purchased TCI in 1998. Ms. Sarhangi has thirty years of public accounting experience.

Stanley G. Sleve has served as Vice President-Administration and Secretary of the Holding Company since its organization in 2013. He joined the Company and has served as Vice President since 1998. He has served as the Company's Corporate Secretary since 2006 and as Vice President - Administration since 2007. Mr. Sleve oversees corporate operations including customer service, facilities management, human resources, information technology and community relations. Mr. Sleve also serves as Secretary of Corning Appliance. Mr. Sleve served as the chairman of the board of directors of the Corning Area Chamber of Commerce for the past two years and now serves as a member of the Executive Committee and the Government Affairs Committee of the Chamber Board. He also serves on the Chemung County Chamber of Commerce Public Affairs Committee.

As of the fiscal year ended on September 30, 2013, and continuing until the consummation of the Share Exchange on November 12, 2013, Matthew J. Cook and Russell S. Miller were executive officers of the Company. Upon the formation of the holding company structure, Messrs. Cook and Miller continued as executive officers of the Company but are not officers of the Holding Company.

Page 13.

Matthew J. Cook joined the Company in February 2008 as vice president - operations. Mr. Cook has 26 years of natural gas utility experience. From 2000 until joining the Company, Mr. Cook was employed by Mulcare Pipeline Solutions, a supplier of products and services to the natural gas industry, in various positions including sales manager and technical specialist. Previously, Mr. Cook served as operations engineer and gas engineer for New York State Electric and Gas. He is not related to our director, Henry B. Cook, Jr. Mr. Cook also serves as a vice president of Corning Appliance and as a director on the boards of Leatherstocking Gas and Leatherstocking Pipeline.

Russell S. Miller rejoined the Company as our director of gas supply and marketing in June 2008 and was appointed as vice president - gas supply and marketing, in December 2009. From 1987 through 2004 he was employed by us in various positions including vice president - operations, gas supply manager and mapping technician. From 2006 until rejoining the Company, he was employed by IBM, as energy distribution manager where he managed a team of energy buyers. From 2004 through 2006, he was employed as an industrial account manager for Sprague Energy Corp. located in Portsmouth, New Hampshire. Mr. Miller also serves as a vice president of Corning Appliance and as a director on the boards of Leatherstocking Gas and Leatherstocking Pipeline.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes, for each of the last two completed fiscal years, the compensation paid by the Company as the predecessor to the Holding Company to our Chief Executive Officer, Chief Financial Officer, and our three other most highly compensated executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(1) ($)	Total ($)
Michael I. German, President and Chief	2013	165,000	9,600	-	47,471	5,545	227,616
Executive Officer	2012	165,000	-	40,719	35,893	5,413	247,025
Firouzeh Sarhangi, Chief Financial	2013	122,000	16,920	-	21,570	3,715	164,205
Officer and Treasurer	2012	122,000	-	8,144	18,717	3,179	152,040
Stanley G. Sleve, Vice President -	2013	111,500	14,952	-	32,056	3,505	162,013
Administration and Corporate Secretary	2012	111,115	-	8,144	32,365	3,333	154,957
Matthew Cook, Vice President -	2013	117,000	16,620	-	14,433	3,721	151,774
Operations and Engineering*	2012	116,615	-	8,144	12,014	3,498	140,271
Russell Miller, Vice President - Gas	2013	106,500	15,990	-	15,694	3,387	141,571
Supply and Marketing*	2012	106,114	-	8,144	15,185	3,183	132,626

(1) The amounts reported include 401(k) matching contributions by the Company in fiscal 2013 of $4,950 for Mr. German, $3,715 for Ms. Sarhangi, $3,505 for Mr. Sleve, $3,721 for Mr. Cook and $3,387 for Mr. Miller and in 2012 of $4,950 for Mr. German, $3,179 for Ms. Sarhangi, $3,333 for Mr. Sleve, $3,498 for Mr. Cook and $3,183 for Mr. Miller.

*Mr. Cook and Mr. Miller are officers of the Company and are not officers of the Holding Company.

Page 14.

Employment Agreements

Pursuant to his employment agreement dated November 30, 2006, Mr. German continues to serve as president and chief executive officer of the Company for 2014 under the automatic renewal provisions of his contract. Mr. German received 75,000 options to purchase common stock for a price of $15.00 per share under our 2007 Stock Plan. Mr. German has exercised all but 7,500 of such options. The employment agreement provides termination payments to Mr. German as follows:

  If Mr. German terminates his employment for "good reason" (as defined in the employment agreement, generally a decrease in title, position or responsibilities, a decrease in salary or bonus or a reduction in benefits), then he will receive compensation and benefits until the effective date of his termination, plus a severance package equal to his then current annual salary.
  If Mr. German's employment is terminated without cause, then he will receive compensation and benefits until the effective date of his termination, plus a severance package equal to his then current annual salary.
  If Mr. German's employment is terminated for a "change in control" (as defined in the employment agreement), then he will receive compensation and benefits until the effective date of his termination, plus a severance package equal to three times his then current annual salary.

Mr. German's employment agreement also contains standard confidentiality, non-competition and non-solicitation provisions for a period including Mr. German's employment and the twelve months immediately following the date of the termination of his employment.

None of our other executive officers have employment agreements.

Change of Control Agreements

On April 17, 2012, we entered into Change of Control Agreements with each of our named executive officers other than Mr. German: Ms. Sarhangi, Mr. Sleve, Mr. Cook, and Mr. Miller. Each agreement was effective as of April 20, 2012, and terminates on the first to occur of: (i) termination of the executive's employment with the Company prior to a Change of Control (as defined in the agreements); (ii) one year from the date of a Change of Control; or (iii) May 1, 2017, but only if no Change of Control has occurred as of such date.

Under each agreement, upon termination of the executive's employment with the Company within 12 months following a Change of Control, unless such termination is because of the executive's death, or by the Company for Cause or Disability (each as defined in the agreements) or by the executive other than for Good Reason (as defined in the agreements), we will be required to pay to the executive the following: (i) the executive's full salary through the date of termination and all other unpaid amounts to which the executive is entitled as of the date of termination under any plan or other arrangement of the Company, at the time such payments are due (and in any event within 90 days after the executive's separation of service from the Company); and (ii) an amount equal to 1.0 multiplied by the executive's annualized includable compensation for the base period (within the meaning of Section 280G of the Internal Revenue Code), subject to reduction if such payment is or will be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, which payment must be made in a lump sum within 90 days after the executive's separation from service.

The executives are not required to mitigate the amount of any payment under the Change of Control Agreements by seeking employment or otherwise. We also agreed to pay to each of the executives all legal fees and related expenses incurred by the executive in connection with the agreement, whether or not the executive prevails.

Page 15.

Executive Employee Incentive Program

Each year, the Board of Directors approves the performance goals and terms of an Executive Employee Incentive Program. The program is designed to (a) attract and retain high caliber executives who are capable of optimizing the Holding Company's and the Company's performance, and (b) reward our executive officers for the achievement of annual corporate and operational goals. Performance bonuses, if earned, are paid in cash during the first calendar quarter of the calendar year following the calendar year for which performance was measured, and are based upon the Board of Directors' determination of the percentage of the goals that were met. Eligible employees include each of our named executive officers other than Mr. German: Ms. Sarhangi, Mr. Sleve, Mr. Cook, and Mr. Miller. Awards under the program are at the discretion of the Board of Directors and may be modified or discontinued at any time.

Benefit Plans

We provide competitive welfare and retirement benefits to our executive officers as an important element of their compensation packages. Our executives receive medical and dental coverage, life insurance, disability coverage and other benefits on the same basis as our other employees. Our executives are also eligible to participate in our employee savings and pension plans.

Corning Natural Gas Corporation Employees Savings Plan. All employees of the Company who work for more than 1,000 hours per year and who have completed one year of service may enroll in the savings plan at the beginning of each calendar quarter. Under the savings plan, participants may contribute up to 50% of their wages. The Company matches one-half of the participant's contributions up to a total of 3% of the participant's wages. Matching contributions vest in the participants' accounts at a rate of 20% per year and become fully vested after five years. All participants may select one of ten investment plans, or a combination thereof, for their account. Distribution of amounts accumulated under the savings plan occurs upon the termination of employment or death of the participant. The savings plan also contains loan and hardship withdrawal provisions.

Pension Plan. We maintain a defined benefit pension plan, the Retirement Plan for Salaried and Non-Union Employees of Corning Natural Gas Corporation that covers substantially all of our employees. We make annual contributions to the plan equal to amounts determined in accordance with the funding requirements of the Employee Retirement Security Act of 1974. The benefit payable under the pension plan is calculated based upon the employee's average salary for the four years immediately preceding his retirement. As defined in the plan, the normal retirement age is 62. The compensation covered by the pension plan includes only base salary, identified in the summary compensation table as "salary."

Shareholder Advisory Vote to Approve Executive Compensation

At the Company's 2013 Annual Meeting of Shareholders, the Company's executive officer compensation for 2012 was approved by 99% of the votes cast on the matter. The Compensation Committee and the Board of Directors viewed the vote as an expression of the shareholders' general satisfaction with our current executive compensation programs and therefore did not implement any changes to those programs as a result of or reaction to the shareholder advisory vote.

Outstanding Equity Awards at Fiscal Year End

The following table summarizes information with respect to the stock options held by our most highly compensated executive officers as of the end of the past fiscal year.

Page 16.

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
Michael I. German	7,500	-	12.83	12/14/2015(1)
Firouzeh Sarhangi	1,500	-	12.83	12/14/2015(1)
Stanley G. Sleve	1,500	-	12.83	12/14/2015(1)
Matthew Cook*	1,500	-	12.83	12/14/2015(1)
Russell Miller*	1,500	-	12.83	12/14/2015(1)

(1) The options were exercisable on 12/15/2011.

*Mr. Cook and Mr. Miller are officers of the Company and are not officers of the Holding Company.

Equity Compensation Plan Information

The Corning Natural Gas Corporation 2007 Stock Plan provides for the issuance of 121,432 shares of our common stock. Beginning in 2008 and continuing for a period of nine years, on the day of each annual meeting of shareholders, the total maximum number of shares available for issuance will automatically increase to the number of shares equal to 15% of the shares outstanding. On the date of the 2013 annual meeting, April 16, 2013, the total maximum number of shares available for issuance increased to 335,757. As of September 30, 2013, there were 13,500 options outstanding and the maximum number of shares available for future grants under the plan, excluding the 13,500 options outstanding, was 300,057. This plan was assumed by Holding Company as of November 12, 2013, and all outstanding grants were deemed to relate to common stock of Holding Company as of that date.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	13,500	$12.83	300,057
Equity compensation plans not approved by security holders	-	-	-
Total	13,500	$12.83	300,057

Page 17.

SECURITIES OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of February 28, 2014, there are 2,271,840 shares of common stock outstanding. The following table sets forth, as of February 28, 2014 information regarding the beneficial ownership of our common stock, by each shareholder known by us to be the beneficial owner of more than 5% of our stock, each director, each executive officer, and all our directors and executive officers as a group. The shares that each beneficial owner has the right to acquire are added to total shares for purposes of calculating percentage of ownership of common stock outstanding. As previously noted, all shares of the Company's common stock were exchanged for shares of the Holding Company's stock on a 1:1 basis effective November 12, 2013.

	Common Stock	Right to
Names and Address(1)(2)	Shares	Acquire(3)	Total	Percentage
The Gabelli Group(4)	440,820	-	440,820	19.40%
One Corporate Center
Rye, NY 10580
Michael I. German(5)	430,995	7,500	438,495	19.30%
Anita G. Zucker, trustee of	214,451	-	214,451	9.44%
the Article 6 Marital Trust(6)
under The First Amended and
Restated Jerry Zucker Revocable Trust
4838 Jenkins Avenue
North Charleston, SC 29405
Mirabito Holdings, Inc.(7)	185,425	-	185,425	8.16%
49 Court Street, PO Box 5306
Binghamton, NY 13901
Ted W. Gibson(8)	103,212	-	103,212	4.54%
Henry B. Cook, Jr.(9)	23,222	-	23,222	1.02%
Firouzeh Sarhangi(10)	15,312	1,500	16,812	*
George J. Welch(11)	15,539	-	15,539	*
Stanley G. Sleve(12)	8,948	1,500	10,448	*
Joseph P. Mirabito(13)	192,689	-	192,689	8.48%
William Mirabito(14)	190,389	-	190,389	8.38%
John B, Williamson III(15)	7,110	-	7,110	*
Russell Miller(16)	766	1,500	2,266	*
Matthew Cook(17)	868	1,500	2,368	*
All directors, director nominees
and executive officers as a group
(11 individuals)(18)	803,625	13,500	817,125	35.98%

* Less than 1 percent
(1)	Unless otherwise indicated, we believe that all persons named in the table have sole investment and voting power over the shares of common stock owned.
(2)	Unless otherwise indicated, the address of each beneficial owner is c/o Corning Natural Gas Holding Corporation, 330 West William Street, Corning, New York 14830.
(3)	Shares of common stock the beneficial owner has the right to acquire through stock options or warrants that are or will become exercisable within 60 days.

Page 18.

(4)

Includes 350,251 shares of common stock held by Gabelli Funds, LLC and 90,569 shares held by Teton Advisors, Inc.Each of Gabelli Funds and Teton Advisors has sole voting and dispositive power over the shares of common stock held by it.Based solely on information in Amendment No. 15 to Schedule 13D, dated September 21, 2012, and filed with the SEC on October 3, 2012.

(5)

Includes (a) 7,660 shares of common stock owned by Mr. German's son which Mr. German disclaims beneficial ownership except to the extent of his pecuniary interest therein, (b) 7,500 options to purchase common stock and (c) 11,511 shares of common stock acquired through the Holding Company's Dividend Reinvestment Program.

(6)	Based solely on information in Amendment No. 1 to Schedule 13D, dated September 24, 2012, and filed with the SEC on October 2, 2012.
(7)

Based solely on information in Amendment No. 1 to Schedule 13G, dated September 13, 2010, and filed with the SEC on September 21, 2010, and the Form 4 filed with the SEC on October 12, 2012 and adjusted for the shares of common stock purchased by the corporation pursuant to the Company's rights offering in September 2012.

(8)	Includes 8,025 shares of restricted stock.
(9)	Includes 7,950 shares of restricted stock and 600 shares of common stock acquired through the Holding Company's Dividend Reinvestment Program.
(10)	Includes 600 shares of restricted stock, options to purchase 1,500 shares of common stock and 368 shares of common stock acquired through the Holding Company's Dividend Reinvestment Program.
(11)

Includes 7,875 shares of restricted stock and 637 shares of common stock acquired through the Holding Company's Dividend Reinvestment Program.6,819 shares of common stock are beneficially owned by Vincent J. Welch Trust, of which Mr. Welch is one of three trustees having voting and investment powers.

(12)	Includes 600 shares of restricted stock, options to purchase 1,500 shares of common stock and 467 shares of common stock acquired through the Holding Company's Dividend Reinvestment Program.
(13)

Includes 4,747 shares of restricted stock and 2,229 shares held by Mr. Mirabito's wife. Mr. Mirabito disclaims beneficial ownership of the securities owned by his wife except to the extent of his pecuniary interest therein. Also includes 185,425 shares of common stock owned by Mirabito Holdings, Inc. Mr. Mirabito is the chief executive officer of Mirabito Holdings, Inc. and holds a 20% ownership interest in the corporation.

(14)

Includes 4,747 shares of restricted stock. Also includes 185,425 shares of common stock owned by Mirabito Holdings, Inc. Mr. Mirabito is the vice president of Mirabito Holdings, Inc. and holds a 21% ownership interest in the corporation.

(15)	Includes 4,747 shares of restricted stock and 1,687 shares owned jointly with spouse.
(16)

Includes (a) 600 shares of restricted stock, (b) options to purchase 1,500 shares of common stock, (c) 53 shares owned by Mr. Miller's wife and (d) 28 shares of common stock acquired through the Holding Company's Dividend Reinvestment Program. Mr. Miller disclaims beneficial ownership of the securities owned by his wife except to the extent of his pecuniary interest therein.

(17)	Includes 600 shares of restricted stock, 9 shares of common stock acquired through the Holding Company's Dividend Reinvestment Program and options to purchase 1,500 shares of common stock.
(18)

Includes 185,425 shares of common stock owned by Mirabito Holdings, Inc. Mr. Joseph Mirabito is the chief executive officer of Mirabito Holdings, Inc. and holds a 20% ownership interest in the corporation, and Mr. William is the vice president of Mirabito Holdings, Inc. and holds a 21 % ownership interest in the corporation.

Page 19.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Corning Appliance holds 50/50 joint ventures with Mirabito Regulated Industries, called Leatherstocking Gas Company, LLC and Leatherstocking Pipeline Company, LLC. Mr. Joseph P. Mirabito and Mr. William Mirabito are officers, directors and are 20% and 21% shareholders, respectively, of Mirabito Holdings, Incorporated, a sister company of Mirabito Regulated Industries. Mirabito Holdings, Incorporated holds approximately 8% of the Holding Company's outstanding common stock. They are also on the board of the Holding Company, the Company, Corning Appliance, Leatherstocking Gas and Leatherstocking Pipeline. The Company and Mirabito Regulated Industries invested $252,500 each into Leatherstocking Gas in fiscal 2013. The Company invested $28,500 and Mirabito Regulated Industries invested $29,500 into Leatherstocking Pipeline in fiscal 2013. The Company paid a total of $1,963 to Mr. Welch for services during the fiscal year ended September 30, 2013. Upon creation of the Holding Company, Corning Appliance transferred its interest in the Leatherstocking companies to the Holding Company.

PROPOSAL 2

ADVISORY VOTE TO APPROVE THE HOLDING COMPANY'S

EXECUTIVE COMPENSATION

As required by Section 14A of the Exchange Act, we are seeking advisory shareholder approval of the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC's rules. Our executive compensation program is designed to: (a) attract, develop and retain high caliber executives who are capable of optimizing the Holding Company's and the Company's performance for the benefit of its shareholders, and (b) reward our executive officers for the achievement of annual, long-term, strategic, and operational goals. Please read the "Executive Compensation" section of this Proxy Statement beginning on page 14 or additional details about our executive compensation program, including information about the fiscal year 2013 compensation of our named executive officers.

We are asking our shareholders to indicate their support for the compensation of our named executive officers as described in this Proxy Statement. This proposal, commonly known as a "say-on-pay" proposal, gives our shareholders the opportunity to express their views on the compensation of our named executive officers. The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. Accordingly, we will ask our shareholders to vote "FOR" the following resolution at the 2014 Annual Meeting of Shareholders:

"RESOLVED, that the compensation paid to the Holding Company's and the Company's chief executive officer, chief financial officer, and other most highly compensated executives (the "named executive officers"), as disclosed in the Holding Company's Proxy Statement for the 2014 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission (Item 402 of Regulation S-K), including the various compensation tables and related narrative discussion, is hereby APPROVED."

The vote is advisory, which means that the vote is not binding on the Holding Company, the Board of Directors or the Compensation Committee. Our Board and the Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against the compensation of our named executive officers as disclosed in this Proxy Statement, we will consider our shareholders' concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Page 20.

The Board of Directors recommends a vote FOR the proposal to approve, on a non-binding and advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF THE HOLDING COMPANY'S

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the Board of Directors has appointed and the Board of Directors has ratified the appointment of the accounting firm of Freed Maxick CPAs, P.C. ("Freed Maxick") to serve as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2014. Freed Maxick has served as the Company's independent registered public accounting firm since August 20, 2013 and is considered by the audit committee, the Board of Directors and management of the Holding Company to be well qualified. The shareholders are being asked to ratify the audit committee's appointment of Freed Maxick. If the shareholders fail to ratify this appointment, the audit committee may, but is not required to, reconsider whether to retain that firm. Even if the appointment is ratified, the audit committee in its discretion may direct the appointment of a different accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders. Representatives of Freed Maxick will attend the annual meeting to answer appropriate questions and make statements if they desire.

The Board of Directors recommends a vote FOR the proposal to ratify the appointment of Freed Maxick as our independent registered public accounting firm for the fiscal year ending September 30, 2014.

SHAREHOLDER PROPOSALS

A shareholder intending to present a proposal to be included in our proxy statement for our 2015 Annual Meeting of Shareholders must deliver a proposal, in accordance with the requirements of Rule 14a-8 under the Exchange Act, to our corporate secretary at our principal executive office no later than November 14, 2014. A shareholder's notice to the corporate secretary must set forth as to each matter the shareholder proposes to bring before the meeting:

    a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, the name and record address of the shareholder proposing such business, the number of shares of our common stock that are beneficially owned by the shareholder, and any material interest of the shareholder in such business.

A shareholder may also present a proposal directly to our shareholders at the Annual Meeting. However, if we do not receive notice of the shareholder proposal prior to the close of business on January 28, 2015, SEC rules permit management to vote proxies in their discretion on the proposed matter. If we receive notice of the shareholder proposal on or before the close of business on January 28, 2015, management can only vote proxies in their discretion if they advise shareholders in our 2015 Proxy Statement about the nature of the proposed matter and how management intends to vote on the matter.

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OTHER MATTERS

Our Board of Directors is not aware of any other matters to be submitted at the 2014 Annual Meeting of Shareholders. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote the shares they represent as the Board of Directors may recommend.

You are urged to sign and return your proxy promptly to make certain your shares will be voted at the 2014 Annual Meeting of Shareholders. For your convenience, a return envelope is enclosed requiring no additional postage if mailed in the United States.

By Order of the Board of Directors,

Stanley G. Sleve

Vice President - Administration and Corporate Secretary

March 14, 2014

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REVOCABLE PROXY
CORNING NATURAL GAS HOLDING CORPORATION

ANNUAL MEETING OF SHAREHOLDERS
APRIL 15, 2014, 10:00 A.M. LOCAL TIME

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

The undersigned hereby appoints each of Firouzeh Sarhangi and Stanley G. Sleve, acting alone or together, the proxy or proxies of the undersigned to attend the Annual Meeting of Shareholders of Corning Natural Gas Holding Corporation to be held on April 15, 2014, at 330 West William Street, Corning, New York 14830, located south of West Pulteney Street and west of Goff Street, beginning at 10:00 a.m. local time, and any adjournments, and to vote all shares of stock that the undersigned would be entitled to vote if personally present in the manner indicated below, and on any other matters properly brought before the Meeting or any adjournments thereof, all as set forth in the March 14, 2014 Proxy Statement. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting, Proxy Statement and Annual Report of Corning Natural Gas Holding Corporation.

Mark here if you plan to attend the meeting. ☐

Mark here for address change. ☐

____

____

____

Comments:

____

____

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IMPORTANT ANNUAL MEETING INFORMATION

WWW.CORNINGGAS.COM

FOLD HERE – PLEASE DO NOT DETACH – PLEASE ACT PROMPTLY
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

X **PLEASE MARK VOTES AS IN THIS EXAMPLE**

	For	With-hold	For All Except
1. To elect seven directors to serve for a one year term.	☐	☐	☐

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

____

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSALS 1, 2 AND 3.

This proxy will be voted FOR proposals 1, 2 and 3. In the discretion of the proxies on all other matters properly brought before the meeting.

Please be sure to date and sign this proxy card in the box below.

Date

Sign above ______ Co-holder (if any) sign above

When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

6266

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